ISCO International Provides Business and Distribution Channel Updates

ELK GROVE VILLAGE, IL -- 10/03/2005 -- ISCO International, Inc. (AMEX: ISO), a leading provider of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced today preliminary revenue for the third quarter of $2 million, with year-to-date revenue exceeding $7.8 million, or about three times 2004 full-year revenue of $2.6 million.

"While we continue to set very high expectations for ourselves, by almost every measure this was a good quarter for us," said Chief Executive Officer John Thode. "While Q3 is typically a slower period for infrastructure purchases, revenue of $2m in the quarter nearly matches results for the first three quarters of 2004 combined," he said. Full Q3 results should be available in a couple of weeks, the Company added.

Thode commented that customer activity was very high entering the fourth quarter, which has historically been the Company's best revenue quarter. "Several customers have shown tremendous interest in our new PCS product family. We have recently concluded a very successful field trial with a large operator, and are in ongoing discussions regarding commercial deployment." Thode added, "We have made progress on a number of other significant opportunities over the quarter and expect to make additional announcements over the next couple of months."

Thode also announced that the Company has entered into three new distribution channel partnerships. "Our direct sales model is highly efficient for the US commercial markets, but cannot reach other types of customers or non-US customers as effectively." Thode added, "We believe there are a number of international opportunities that we should be able to quickly capitalize on but need to do so with a targeted, low cost, high incentive model."

The Company said that it had brought on board a partner to address China and certain Far East opportunities, a second partner for Latin America, and a third to address certain subcontracting opportunities within the US. Said Thode, "While each agreement is unique, common to all of them is a well-qualified, motivated and positioned partner that is highly incentivized by results." The Company plans to discuss this topic in more detail in the future.

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company's ability to protect its intellectual property; market acceptance of the Company's technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's ability to obtain additional financing in the future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; various risks associated with international operations; and the risk of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K/A. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

CONTACT:
Mr. Frank Cesario,
PHONE: 847-391-9492
iscoir@iscointl.com
Web site:  http://www.iscointl.com